EXHIBIT 11
                                 TRIBUNE COMPANY

                 STATEMENTS OF COMPUTATION OF BASIC AND DILUTED
                             EARNINGS PER SHARE (A)
                    (In thousands, except per share amounts)

                                                                                Fiscal Year Ended December
                                                                        ----------------------------------------
BASIC                                                                       1997            1996            1995
-----                                                                   --------        --------        --------
   Income from continuing operations                                    $393,625        $282,750        $245,458
   Discontinued operations of QUNO, net of tax                                 -          89,317          32,707
                                                                        --------        --------        --------

   Net income                                                            393,625         372,067         278,165
   Preferred dividends, net of tax                                       (18,798)        (18,786)        (18,841)
                                                                        --------        --------        --------

   Net income attributable to common shares                             $374,827        $353,281        $259,324
                                                                        --------        --------        --------

   Weighted average common shares outstanding                            122,879         122,842         129,580
                                                                        --------        --------        --------
   Basic earnings per share:
     Continuing operations (B)                                          $   3.05        $   2.15        $   1.75
     Discontinued operations                                                   -             .73             .25
                                                                        --------        --------        --------
     Total                                                              $   3.05        $   2.88        $   2.00
                                                                        ========        ========        ========

DILUTED
-------
   Income from continuing operations                                    $393,625        $282,750        $245,458
   Additional ESOP contribution required assuming
     all preferred shares were converted, net of tax                     (13,141)        (13,498)        (14,759)
                                                                        --------        --------        --------

   Adjusted income from continuing operations                            380,484         269,252         230,699
   Discontinued operations of QUNO, net of tax                                 -          89,317          32,707
                                                                        --------        --------        --------

   Adjusted net income                                                  $380,484        $358,569        $263,406
                                                                        --------        --------        --------

   Weighted average common shares outstanding                            122,879         122,842         129,580

   Assumed conversion of preferred shares into common shares              11,093          11,407          11,774
   Assumed exercise of stock options, net of common
     shares assumed repurchased with the proceeds                          1,491           1,816           1,470
                                                                        --------        --------        --------

   Adjusted weighted average common shares outstanding                   135,463         136,065         142,824
                                                                        --------        --------        --------

   Diluted earnings per share:
     Continuing operations                                              $   2.81        $   1.98        $   1.61
     Discontinued operations                                                   -             .66             .23
                                                                        --------        --------        --------
     Total                                                              $   2.81        $   2.64        $   1.84
                                                                        ========        ========        ========

(A) All share and per share data have been restated to reflect a two-for-one common stock split effective January 15, 1997.

(B) Basic earnings per share from continuing operations is computed by deducting preferred dividends, net of tax, from income from continuing operations and then dividing by weighted average common shares outstanding.